Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 12, 2013 in Amendment No. 13 to the Registration Statement (Form S-1 No. 333-175393) and related Prospectus of Silver Spring Networks, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

February 26, 2013